Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-45062) pertaining to the Waste Management Retirement Savings Plan For Bargaining Unit Employees of our report dated June 15, 2004, with respect to the financial statements and schedules of the Waste Management Retirement Savings Plan for Bargaining Unit Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Houston, Texas
June 24, 2004

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